UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CNL Healthcare Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FA Email

RE: CNL Healthcare Properties Transaction and Proxy Solicitation Letter to Shareholders

Feb. 11 2026

FOR BROKER-DEALER AND RIA USE ONLY.

Dear {{lead.Nickname:default=Financial Professional}}:

Several weeks ago, we notified you that proxy materials for CNL Healthcare Properties’ annual shareholder meeting on March 6, 2026, were sent to shareholders. The company has engaged Broadridge Investor Communication Solutions (Broadridge) to assist in soliciting proxies. Shareholders are being asked to vote on:

•	Proposal 1 – Transactions Proposal: To approve the transactions in accordance with terms of the merger agreement

•	Proposal 2 – Director Election Proposal: The election of five director nominees

•	Proposal 3 – Auditor Ratification Proposal: To ratify the selection of the CHP’s independent auditor for the fiscal year 2025, and

•	Proposal 4 – Adjournment Proposal: The approval of the adjournment from time-to-time of the CHP’s Annual Meeting, if necessary, to solicit additional votes in favor of the Transactions Proposal

Please note that a letter, more generic in nature, was recently sent to shareholders with unvoted shares. This letter was mailed after sending several proxy-specific communications that yielded unsuccessful results in connecting with shareholders. If your client received a letter from Broadridge, we want you to know this communication is legitimate and your client’s participation will only take a moment of their time.

How can a shareholder vote with their control number, which will be on the proxy card mailed to them?

•	Website: proxyvote.com

•	Automated 24-hour phone system: 800-690-6903

•	By mail: return the signed and voted proxy card to Broadridge in the postage-paid envelope

How can a shareholder vote if they don’t have their control number?

•	Dial 866-705-9920 (M-F, 9 a.m. to 9 p.m. ET) to speak with a proxy specialist who can take the shareholder’s vote once they have verified certain account information.

•	Questions about the proxy: call Broadridge at the above number to speak with a proxy specialist

For additional information, please review the definitive joint proxy statement/prospectus filed with the SEC on Jan. 6, 2026. A detailed list of questions and answers can be found on pages 1-15. The joint proxy statement/ prospectus can also be accessed by visiting cnlhealthcareproperties.com or sec.gov

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the company’s stock and/or other matters. The company’s forward-looking statements are not guarantees of future performance. Shareholders and financial professionals should not place undue reliance on forward-looking statements. While CNL Healthcare Properties’ management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Transaction that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the Transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite shareholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the Transactions; (4) risks that the proposed Transaction disrupt current plans and operations of CNL Healthcare Properties or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the Transaction; (6) the amount of the costs, fees, expenses and charges related to the Transaction; (7) the risk that the Merger Agreement may be terminated in circumstances requiring CNL Healthcare Properties to pay a termination fee; (8) the effect of the announcement of the Transaction on the ability of CNL Healthcare Properties to retain and hire key personnel and maintain relationships with its tenants and others with whom it does business; (9) the effect of the announcement of the Transaction on CNL Healthcare Properties’ operating results and business generally; (10) the other risks and important factors contained and identified in CNL Healthcare Properties’ filings with the SEC, such as CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, as well as CNL Healthcare Properties’ subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time; and (11) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

Additional Information about the Proposed Transaction and Where to Find It

This does not constitute a solicitation of any vote or approval in connection with the Transaction. In connection with the proposed Transaction, Sonida has filed registration statement on Form S-4 (File No. 333-292187) (“Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 6, 2026, that will serve as a prospectus for the Parent Common Stock to be issued as consideration in the Transaction and Sonida and the Company have each filed a joint proxy statement as a proxy statement of the Company for the solicitation of our stockholders in favor of the Transaction, among other proposals, and of Sonida for the solicitation of Sonida’s stockholders in favor of the issuance of the shares of Sonida Common Stock in the Transaction (the “Joint Proxy Statement/Prospectus”) with the SEC, which the Company has furnished to its stockholders in connection with the meeting of stockholders to vote on the Transaction. This communication is for informational purposes only, is neither an offer to purchase nor a solicitation of an offer to sell shares and is not a substitute for the Joint Proxy Statement/Prospectus or any other document that the Company may file with the SEC or send to its stockholders in connection with the Transaction. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SONIDA, THE PROPOSED TRANSACTION, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at sec.gov, at the Company’s website at cnlhealthcareproperties.com under the tab “Filings” and then “SEC Filings” and on Sonida’s investor relations website at investors.sonidaseniorliving.com under the tab “Financials” and “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and Sonida and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction and the issuance of shares of Sonida Common Stock. Information regarding the special interests of these directors, executive officers, management and employees in the proposed Transaction are included in the joint proxy statement/prospectus referred to above and may be included in other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Transaction and the issuance of shares of Sonida Common Stock. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed with the SEC on March 12, 2025, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding Sonida’s directors and executive officers is also included in Sonida’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2025, and in Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership of Sonida’s officers and executive officers filed with the SEC and in other documents filed by Sonida with the SEC. The filed documents are available free of charge on the SEC’s website at sec.gov and from the Company and Sonida by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the joint proxy statement/prospectus.

FOR BROKER-DEALER AND RIA USE ONLY.

CHP-0226-5207821 -BD